Exhibit 99.8

FORM OF

NOTICE OF GUARANTEED DELIVERY

FOR SUBSCRIPTION RIGHTS ISSUED BY

GYRODYNE, LLC

This form, or one substantially equivalent hereto, must be used to exercise subscription rights (the “Subscription Rights”) pursuant to the rights offering (the “Rights Offering”) described in the prospectus, dated [●], 2024 (as amended from time to time, the “Prospectus”), of Gyrodyne, LLC, a New York limited liability company (“Gyrodyne”), if (i) a registered holder of the Subscription Rights cannot deliver the certificate evidencing the Subscription Rights (the “Rights Certificate”) or (ii) a broker or nominee cannot deliver through The Depository Trust Company all required documentation evidencing the subscriptions of its clients to Computershare Trust Company, N.A., as subscription agent (the “Subscription Agent”), at or prior to 5:00 p.m. Eastern Daylight Time on [●], 2024, unless such time is extended by Gyrodyne as described in the Prospectus (such date and time, as the same may be extended, the “Expiration Date”). The Subscription Rights are non-transferrable, except that the Subscription Rights will be transferable by operation of law (e.g., by death) or by such holders that are closed-end funds to funds affiliated with such holders. This Notice of Guaranteed Delivery must be received by the Subscription Agent on or prior to the Expiration Date. See the sections titled “The Rights Offering—Method of Exercising Subscription Rights” and “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.

Payment in full of the Subscription Price of $8.00 per whole common share of limited liability interests (the “Common Shares”) subscribed for upon exercise of such Subscription Rights, including pursuant to the over-subscription privilege described in the Prospectus (the “Over-Subscription Privilege”), must be made in full in U.S. currency by personal check drawn against a U.S. bank or by wire transfer, and payable to “Computershare Trust Company, N.A., as Subscription Agent, f/b/o Gyrodyne, LLC” as specified in the Prospectus, at or prior to 5:00 p.m. Eastern Time on the Expiration Date, even if the Rights Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Over-Subscription Privilege is subject to important limitations as disclosed in the Prospectus. The Rights Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) business days following the date of this Notice of Guaranteed Delivery. See the sections titled “The Rights Offering—Guaranteed Delivery Procedures” and “The Rights Offering—Payment Method” in the Prospectus. Capitalized terms used and not otherwise defined herein have the meaning attributed to them in the Prospectus.

The address of the Subscription Agent is shown below. Delivery to an address other than shown below does not constitute valid delivery.

By mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	By hand or overnight courier: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021

If you have other questions or need assistance, please contact the Subscription Agent at the following address and number:

Computershare Trust Company, N.A.

Attn: Corporate Actions Voluntary Offer

P.O. Box 43011

Providence, RI 02940-3011

Holder Inquiries:
(800) 322-2885 (toll free)
proxy@mackenziepartners.com

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of the Rights Certificate representing Subscription Rights issued by Gyrodyne, LLC and that such Rights Certificate cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the following Subscription Rights, pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, as described in the Prospectus:

	No. of Shares	Per Share Subscription Price	Payment
Basic Subscription Privilege		$8.00	$
Over-Subscription Privilege		$8.00	$
		Total Payment Required	$

The undersigned understands that payment of the Subscription Price of $8.00 per whole Common Share subscribed pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, if applicable, must be received by the Subscription Agent at or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, is being made by delivering a (check appropriate box):

☐	personal check, drawn against a U.S. bank payable to “Computershare Trust Company, N.A., as Subscription Agent f/b/o for Gyrodyne, LLC”; or

☐

wire transfer of immediately available funds directly to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at [●]; Reference: [●], for further credit to Gyrodyne, LLC, and name of Subscription Rights holder.

Signature(s):
Name(s):
Address:
Telephone:

GUARANTEE OF DELIVERY

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:

(Address)

(Name of Firm)

(Area Code and Telephone Number)

(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.

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